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Exhibit No. 10(Y)

                 FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                        (2003 AMENDMENT AND RESTATEMENT)

         WHEREAS, The Progressive Corporation Executive Deferred Compensation Plan is currently maintained pursuant to a 2003 Amendment and Restatement ("Plan"); and

         WHEREAS, it is deemed desirable to amend the Plan further;

         NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth, effective November 14, 2003:

         1. Article 1, Section 1.18 of the Plan is hereby amended and restated in its entirety to provide as follows:

   1.18 "Gainsharing Award" means any bonus or other incentive award payable with respect to a Plan Year under The Progressive Corporation 2004 Gainsharing Plan, The Progressive Corporation 2004 Information Technology Incentive Plan, The 2004 Progressive Capital Management Bonus Plan, The Progressive Corporation 1999 Executive Bonus Plan (as amended on January 31,
2003) or any other plan or program as may be designated by the Committee.

         2. Article 2, Section 2.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

   2.3            Fixed Deferral Periods.

If an Eligible Executive wishes to defer receipt of all or a portion of any Award for a fixed period of time ("Fixed Deferral Period"), then his/her Deferral Agreement relating to such Award shall specify that Fixed Deferral Period. Such Fixed Deferral Period shall not be less than three (3) years following (i) in the case of a deferral of all or a portion of a Gainsharing Award, the end of the Plan Year in which the Gainsharing Award will be earned and (ii) in the case of a deferral of a Restricted Stock Award, the end of the Plan Year in which the last of the restrictions applicable to the Restricted Stock Award expire. In the case of a Restricted Stock Award as to which restrictions expire in installments, the Fixed Deferral Period must end on the same date for all installments. Notwithstanding the preceding provisions of this
Section 2.3, Eligible Executives may not elect a Fixed Deferral Period with respect to the deferral of any Performance-Based Restricted Stock Award.

         3. Except as expressly provided in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned has hereunto caused this Amendment to be executed by its duly authorized representative effective as of the date set forth above.

THE PROGRESSIVE CORPORATION

By: /s/ Charles E. Jarrett
    ----------------------------------------------------
Title: Vice President, Secretary and Chief Legal Officer